EXHIBIT 23.2



     We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated January 29, 1996, on the consolidated financial statements of Electro-Sensors, Inc. (the "Registrant"), which report and statements appear, or are incorporated by reference, in the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1995.



                                      /s/ Schweitzer Rubin Karon & Bremer

                                      SCHWEITZER RUBIN KARON & BREMER
                                      Certified Public Accountants


Minneapolis, Minnesota
July 17, 1996